UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20546

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                           TITANIUM METALS CORPORATION
             (Exact name of registrant as specified in its charter)


                Delaware                                  13-5630895
(State of incorporation or organization)    (I.R.S. Employer Identification No.)

      1999 Broadway, Suite 4300
           Denver, Colorado                                 80202
(Address of principal executive offices)                  (Zip Code)


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If this form relates to the registration of a            If this form relates to the registration of a class
class of securities pursuant to Section 12(b) of         of securities pursuant to Section 12(g) of the
the Exchange Act and is effective pursuant to            Exchange Act and is effective pursuant to General
General Instruction A.(c), please check the              Instruction A.(d), please check the following box.
following box.  |_|                                      |X|
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Securities Act registration file number to which this form relates: 333-114218

Securities to be registered pursuant to Section 12(b) of the Act: None

Securities to be registered pursuant to Section 12(g) of the Act:

                   6 3/4% Series A Convertible Preferred Stock

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Item 1. Description of Registrant's Securities to be Registered.

     The information set forth under the heading "Description of the Series A Preferred Stock" in the prospectus that is part of the Registration Statement on Form S-4 originally filed by the Registrant on April 5, 2004, as amended (Registration No. 333-114218), is hereby incorporated by reference.

Item 2. Exhibits

Exhibit No.        Description

    3.1 Amended and Restated Certificate of Incorporation of Titanium Metals Corporation, as amended effective February 14, 2003, incorporated by reference to Exhibit 3.1 to Titanium Metals Corporation's Annual Report on Form 10-K (No. 1-10126) filed with the SEC on March 17, 2003.
    4.1 Form of Certificate of Designations, Rights and Preferences of 6 3/4% Series A Convertible Preferred Stock, incorporated by reference to Exhibit 4.1 to Pre-Effective Amendment No. 1 to Titanium Metals Corporation's Registration Statement on Form S-4 (Registration Statement No. 333-114218) filed with the SEC on June 23, 2004.
    4.2 Specimen Certificate of 6 3/4% Series A Convertible Preferred Stock, incorporated by reference to Exhibit 4.2 to Titanium
               Metals Corporation's Registration Statement on Form S-4 filed with the SEC on April 5, 2004.

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                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


Date:  July 30, 2004                         TITANIUM METALS CORPORATION

                                             By:/s/ Joan H. Prusse
                                                -----------------------------
                                                Joan H. Prusse
                                                Vice President,
                                                General Counsel and Secretary